                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation, which report appears in the Proxy Statement filed on April 30, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."


                                          BDO Seidman, LLP


Atlanta, Georgia
May 1, 1998